UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                          Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on November 11, 2022, International Money Express, Inc. (the “Company”), along with certain of its domestic subsidiaries as Borrowers, and the other guarantors from time to time party thereto, entered into a First Amendment Agreement (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of June 24, 2021 (the “Credit Agreement”), with KeyBank National Association as administrative agent, and the other lenders from time to time party to the Credit Agreement.

The Amendment replaces LIBOR as a benchmark interest rate for loans under the Credit Agreement with the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”), and amends all applicable provisions of the Credit Agreement with respect to such replacement of LIBOR as the benchmark interest rate.  Interest on the term loan and revolving loans under the Credit Agreement may, at the Company’s election from time to time, be determined by reference to SOFR plus an index adjustment of 0.10% and an applicable margin ranging between 2.50% and 3.00% based upon the Company’s consolidated leverage ratio, as calculated pursuant to the terms of the Credit Agreement. Loans (other than Term Loans, as defined in the Credit Agreement), may also bear interest at the Base Rate, the definition of which has also been revised to reference SOFR rather than LIBOR, plus an applicable margin ranging between 1.50% and 2.00% based upon the Company's consolidated leverage ratio, as so calculated.

The Amendment also provides the Company with  increased flexibility to make certain restricted payments, including the repurchase shares of its common stock, without limitation so long as the Consolidated Leverage Ratio (as defined in the Credit Agreement), as of the then most recently completed four fiscal quarters of the Company, after giving pro forma effect to such restricted payments, is 2.25 to 1.00 or less.

In addition,  the Company may make restricted payments that do not exceed, in the aggregate during any fiscal year, the greater of (i) $23,750,000 and (ii) 25% of Consolidated EBITDA (as defined in the Credit Agreement) for the then most recently completed four fiscal quarters of the Company. Except as amended by the Amendment, the Credit Agreement remains in full force and effect.

The foregoing description of the Amendment is a summary only. It is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
First Amendment Agreement, dated as of November 10, 2022, by and among International Money Express, Inc., as Holdings, International Money Express Sub 2, LLC, as Intermediate Holdings, Intermex Holdings, Inc., as the Term Borrower, Intermex Wire Transfer, LLC, as the Revolver Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, and KeyBank National Association, as the Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: November 11, 2022	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	General Counsel